[LETTERHEAD OF REEDER & SIMPSON P.C.]

ATTORNEYS-AT-LAW

                                             September 8, 2006

Navios Maritime Holdings Inc.
85 Akti Miaouli Street
Piraeus, Greece 185 38

Ladies and gentlemen:

We have acted as special counsel for Navios Maritime Holdings Inc., a Marshall
Islands corporation (the "Company"), in connection with the Registration
Statement on Form F-3 (File No. 333-136936) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 28,
2006 under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of up to:

o    9,312,000 shares of our common stock that were issued pursuant to a Warrant
     Exercise Agreement upon exercise of our then outstanding publicly traded warrants that were held by the selling shareholders identified in the
     Registration Statement; and

o    708,993 shares of our common stock that were issued to advisers in connection with the warrant exercise transaction described above.

As special counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you and are of the opinion that the 10,020,993 shares of common stock, as such shares are described in the immediately preceding paragraphs, were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

We are members of the Bar of the Marshall Islands, and the opinions expressed herein are limited to questions arising under Marshall Islands law, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the references to this firm under the caption "Legal Matters"
in the Prospectus which is a part of the Registration Statement.

                                             Very truly yours,

                                             REEDER & SIMPSON P.C.

                                             By /s/ Raymond E. Simpson
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